Exhibit 5.2
[LETTERHEAD OF VENABLE LLP]
August 20, 2010
BioMed Realty Trust, Inc.
BioMed Realty, L.P.
17190 Bernardo Center Drive
San Diego, California 92128
          Re: Registration Statement on Form S-4
Ladies and Gentlemen:
          We have served as Maryland counsel to BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), and BioMed Realty, L.P., a Maryland limited partnership (the “Operating Partnership”), in connection with certain matters of Maryland law arising out of the registration by the Operating Partnership of up to $250,000,000 aggregate principal amount of the Operating Partnership’s 6.125% Senior Notes due 2020 (the “Exchange Securities”) and the guarantee by the Company (the “Exchange Securities Guarantee”) of the obligations of the Operating Partnership under the Exchange Securities, covered by the above-referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company and the Operating Partnership with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). The Exchange Securities will be issued by the Operating Partnership in exchange for the outstanding $250,000,000 aggregate principal amount of the Operating Partnership’s 6.125% Senior Notes due 2020 (the “Original Securities”) that were issued pursuant to that certain Purchase Agreement, dated April 22, 2010 (the “Purchase Agreement”), by and among the Company and the Operating Partnership, on the one hand, and Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the initial purchasers listed on Schedule A to the Purchase Agreement.
          In connection with our representation of the Company and the Operating Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
          1. The Registration Statement, and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act, related to the offering and guarantee of the Exchange Securities;
          2. The charter of the Company, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
          3. The Second Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

BioMed Realty Trust, Inc.
BioMed Realty, L.P.
August 20, 2010

          4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
          5. The Certificate of Limited Partnership of the Operating Partnership, certified by the SDAT;
          6. The Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, certified as of the date hereof by an officer of the Company;
          7. A certificate of the SDAT as to the good standing of the Operating Partnership, dated as of a recent date;
          8. Resolutions adopted by the Board of Directors of the Company, in its own capacity and in its capacity as the sole general partner of the Operating Partnership, or by duly authorized committees thereof, relating to, among other matters, (a) the sale and issuance of the Original Securities, (b) the issuance of the Exchange Securities, (c) the guarantee of the Original Securities by the Company, and (d) the Exchange Securities Guarantee, certified as of the date hereof by an officer of the Company;
          9. The Purchase Agreement;
          10. The Indenture, dated as of April 29, 2010 (the “Indenture”), by and among the Operating Partnership, the Company and U.S. Bank National Association;
          11. The Exchange Securities Guarantee by the Company, contained in the Indenture;
          12. A certificate executed by an officer of the Company, dated as of the date hereof; and
          13. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
          In expressing the opinion set forth below, we have assumed the following:
          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
          2. Each individual executing any of the Documents on behalf of a party (other than the Company or the Operating Partnership) is duly authorized to do so.

BioMed Realty Trust, Inc.
BioMed Realty, L.P.
August 20, 2010

          3. Each of the parties (other than the Company or the Operating Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
          4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
          5. The Exchange Securities, if and when issued, will have substantially identical terms as the Original Securities and be issued in exchange therefor as contemplated by the Indenture, the Purchase Agreement and the Registration Statement.
          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
          1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT. The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
          2. The execution, delivery and performance of its obligations under the Indenture have been duly authorized by all necessary corporate action of the Company and all necessary partnership action of the Operating Partnership. The Exchange Securities have been duly authorized for issuance by the Operating Partnership. The Exchange Securities Guarantee has been duly authorized by the Company.
          3. The Indenture has been duly executed and delivered by the Company and the Operating Partnership.
          The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any

BioMed Realty Trust, Inc.
BioMed Realty, L.P.
August 20, 2010

jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
          The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
          This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. Latham & Watkins LLP, counsel to the Company, may rely on this opinion in connection with any opinions to be delivered by it in connection with the Exchange Securities. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,
/s/ Venable LLP